Exhibit 99.1

                     SOUTHSIDE BANCSHARES, INC. ANNOUNCEMENT

    TYLER, Texas, Sept. 15 /PRNewswire-FirstCall/ -- Southside Bancshares, Inc. (Nasdaq: SBSI) (the "Company") announced that, on September 11, 2006, the Federal Reserve Board (the "Federal Reserve") approved the application filed by First National Bank Group, Inc., ("FNB"), a bank holding company, to acquire up to 9.9% of the voting shares of the Company.

    According to the Federal Reserve's order, FNB currently owns 4.91% of the Company's voting shares and proposes to acquire the additional voting shares through open market purchases. The order further provides that the acquisition by FNB of additional voting shares of the Company, may only be consummated between September 26 and December 11, 2006 although that period may be extended for good cause by the Federal Reserve.

    Company Chairman, B. G. Hartley said, "While we originally expressed concern during the application comment period, the Federal Reserve Board has addressed those concerns and provided appropriate assurances in its order approving the FNB application."

    In view of the Federal Reserve's approval of the acquisition of up to 9.9% of the common stock by FNB for the stated purpose of a passive investment, the Company anticipates that FNB will adhere to the commitments outlined in its application to the Federal Reserve and included in the Federal Reserve's order.

    Hartley said, "It is now and always has been the focus of the Company to maximize the value of each shareholder's investment consistent with safety and soundness, while at the same time fulfilling Southside Bank's obligations to its customers and the communities it serves. The acquisition of common stock by FNB shall not affect this focus."

    The full text of the Federal Reserve's order can be found on its website, at www.federalreserve.gov/boarddocs/press/orders/2006/20060911/attachment.pdf

    Southside Bancshares, Inc. is a $1.88 billion bank holding company that owns 100% of Southside Bank. The bank currently has thirty-five banking centers in Texas.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor . The website provides a detailed overview of activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the e-mail notification portion of the web site. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com .

    Forward Looking Information

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the Company's expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information

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presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

    Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under "Forward Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SOURCE  Southside Bancshares, Inc.
    -0-                             09/15/2006
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com/investor /